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                                                           Exhibit 10.06

                              AGREEMENT OF LEASE
                                      FOR
                           OFFICE CONDOMINIUM SPACE

                               TABLE OF CONTENTS

ARTICLE                                                                PAGE

1.   DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . .     1
2.   TERM . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6
3.   WORK AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . .     6
4.   RENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7
5.   ADDITIONAL RENT  . . . . . . . . . . . . . . . . . . . . . . . .     8
6.   USE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10
7.   CARE OF PREMISES . . . . . . . . . . . . . . . . . . . . . . . .    10
8.   ALTERATIONS BY TENANT  . . . . . . . . . . . . . . . . . . . . .    10
9.   EQUIPMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . .    12
10.  OWNERSHIP AND REMOVAL OF PROPERTY  . . . . . . . . . . . . . . .    13
11.  ACCESS TO PREMISES . . . . . . . . . . . . . . . . . . . . . . .    13
12.  SERVICES AND UTILITIES . . . . . . . . . . . . . . . . . . . . .    14
13.  INFECTIOUS WASTE . . . . . . . . . . . . . . . . . . . . . . . .    15
14.  REPAIR OF DAMAGE CAUSED BY TENANT: INDEMNIFICATION . . . . . . .    15
15.  LIMITATION ON LANDLORD LIABILITY . . . . . . . . . . . . . . . .    16
16.  FIRE AND OTHER CASUALTY  . . . . . . . . . . . . . . . . . . . .    17
17.  TENANT INSURANCE . . . . . . . . . . . . . . . . . . . . . . . .    18
18.  CONDEMNATION . . . . . . . . . . . . . . . . . . . . . . . . . .    20
19.  DEFAULT  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    21
20.  NO WAIVER  . . . . . . . . . . . . . . . . . . . . . . . . . . .    25
21.  HOLDING OVER . . . . . . . . . . . . . . . . . . . . . . . . . .    25

April 15, 1991
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                           OFFICE CONDOMINIUM LEASE

     THIS LEASE AGREEMENT ("Lease") is made and entered into this 22nd day of April, 1991 by and between CROSS CREEK ASSOCIATES LIMITED PARTNERSHIP, a Virginia limited partnership ("Landlord"), and STRAYER COLLEGE, a Maryland corporation ("Tenant").

     In consideration of the Rent hereinafter reserved and the agreements hereinafter set forth, Landlord and Tenant mutually agree as follows:

1.   DEFINITIONS.

     Except as otherwise expressly provided or unless the context otherwise requires, the following terms shall have the meanings assigned to them in this
Section:

     A.   Alterations:   Any improvements, alterations, fixed decorations or
modifications, structural or otherwise, to the Premises or any portion of the Condominium, including but not limited to the installation or modification of carpeting, partitions, counters, doors, air conditioning ducts, plumbing, piping, lighting fixtures, wiring, hardware, locks, ceilings and window and wall coverings.

     B.   Association:   The unit owners association of the Condominium.

     C. Building: The Building in which the Premises are located, which Building is located at 45150 Russell Branch Parkway in Loudoun County, Virginia.

     D.   Condominium:   Cross Creek Office Condominium, located on Russell
Branch Parkway, in Ashburn, Virginia 22011, as established by the Condominium Instruments.

     E. Condominium Assessment: All assessments, including, without limitation, special assessments, against the Premises due and payable to the Association during the course of a Fiscal Year for payment of any expenses incurred by the Association pursuant to the Condominium Instruments. Condominium Assessments shall not include (i) interest or penalties arising by reason of Landlord's failure to pay any Condominium Assessments or (ii) assessments levied against the Premises pursuant to the Association's power to assess expenses benefitting less than all the units against specific units if
(a) such expenses are due to the request of the Landlord and are incurred despite the Tenant's objection or (b) such expenses are the result of the willful misconduct or gross negligence of the Landlord, its agents or employees. The

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Condominium Assessment shall not include any costs associated with or included in Management and Operating Expenses.

     F. Common Expenses: The amount by which the Condominium Assessment and the Management and Operating Expenses for each Fiscal Year exceed Twenty Nine Thousand Forty Dollars ($29,040) per Fiscal Year.

     G. Condominium Instruments: The Declaration for Cross Creek Office Condominium, and exhibits attached thereto, recorded on July 19, 1990 in Deed Book 1094, at page 553, among the land records of Loudoun County, Virginia, as amended from time to time, including the Rules and Regulations of Cross Creek Office Condominium as the same may be amended from time to time. A copy of the Condominium Instruments has previously been provided to Tenant.

     H. Consumer Price Index (Regular and Base): The revised monthly Consumer Price Index for Wage Earners and Clerical Workers for the Metropolitan Washington, D.C. Area (All items, 1982-1984 = 100) promulgated by the Bureau of Labor Statistics of the United
States Department of Labor. If said Index is discontinued, the Consumer Price Index shall be the successor index adopted by the Bureau of Labor Statistics or, if none, any similar index adopted by Landlord. The "Base Consumer Price Index" shall be the Consumer Price Index most recently published prior to the Lease Commencement Date.

     I. Declarant: The Declarant of the Condominium as defined in the Condominium Instruments.

     J. Default Rate: That rate of interest which is three (3) percentage points above the base or prime rate of interest announced from time to time by Citibank, N.A. of New York, New York. In the event that Citibank, N.A. ceases to announce a base rate of interest, Landlord, at Landlord's reasonable discretion, shall designate the base or prime rate of interest announced by another bank located in the Washington, D.C. metropolitan area, which shall be the base or prime rate of interest used to calculate the Default Rate.

     K. Effective Date: The rights and obligations set forth in this Lease, except for the obligation to pay Rent and as otherwise specifically provided herein to the contrary, shall become effective on the date of the final execution of this Lease.

     L. Fiscal Year: Each consecutive twelve (12) month period or portion thereof during the Term of this Lease that falls between January 1 and December 31, inclusive.

     M. Ground Leases: All ground and other underlying leases from which Landlord's title to the Land and/or the Building is or

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may in the future be derived.  "Ground Lessors" shall denote those persons and entities holding such ground or underlying leases.

     N. Land: The real estate that supports the Building, and all associated easements.

     0. Landlord's Work: All work to be performed by Landlord under the Work Agreement.

     P. Lease Commencement Date: The date this Lease commences, as determined pursuant to Subsection 2A below.

     Q. Lease Year: That period of twelve (12) consecutive calendar months that commences on the first day of the calendar month in which the Lease Commencement Date occurs, and each consecutive twelve (12) month period, or portion thereof, thereafter. The earliest such twelve (12) month period shall be referred to as the "first Lease Year," and each of the following Lease Years shall similarly be numbered for identification purposes.

     R. Management and Operating Expenses: All costs and expenses incurred by Landlord each Fiscal Year in connection with ownership and operation of the Premises, including, without limitation: (a) wages, salaries and other labor costs, including taxes, insurance, retirement, medical and other employee benefits; (b) rent loss and such other insurance as Landlord may elect to carry; (c) fees, charges, and other costs, including management fees, consulting fees, legal fees, accounting fees and fees of all independent contractors engaged by Landlord or reasonably charged by Landlord if Landlord performs management services in connection with the Premises; and (d) any other expenses of any kind whatsoever reasonably incurred by Landlord in managing, operating, maintaining and repairing the Premises. If these amounts are not separately charged against the Premises, then the term "Management and Operating Expenses" shall mean and refer to Tenant's Share (as defined below) of the Management and Operating Expenses for all condominium units, convertible space or convertible land in the Building for which Landlord is incurring such costs and expenses. Tenant's Share shall be determined by dividing the net rentable square feet of the Premises by the net rentable square feet of all condominium units, convertible space or convertible land in the Building for which Landlord is incurring the costs and expenses described in this Subsection. Management and Operating Expenses shall not include: (i) Real Estate Taxes, (ii) payments of principal and interest on any mortgages and any other costs associated with any mortgages, (iii) costs of preparing, improving or altering any space in preparation for occupancy of any new or renewal tenant, (iv) expenses for which Landlord is reimbursed or indemnified (either by an insurer, condemnor, tenant, warrantor or otherwise) to the extent of funds received by Landlord, (v) expenses incurred in leasing or procuring tenants (including lease commissions, advertising expenses and expenses of renovating space

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for tenants), (vi) costs representing an amount paid to an affiliate of
Landlord which is in excess of the amount which would have been paid in the absence of such relationship, (vii) amounts paid to any partner, shareholder, officer, director or executive of Landlord for salary or other compensation,
(viii) costs of services furnished to other tenants in the Building but not made available to Tenant, (ix) costs or expenses relating to any Ground Lease,
(x) costs or expenses incurred in connection with a transfer of any interest in Landlord or the Condominium, or (xi) attorneys' fees relating to any leasing or sale of the Building, financing of the Building or enforcement of any lease in the Building except as otherwise provided herein with respect to defaults by Tenant under this Lease. There shall be no duplication of costs or reimbursement. It is understood that other buildings may be developed in the Condominium and such other buildings may share facilities and services with the Building. Management and Operating Costs shall include that portion of all costs, expenses and disbursements relating to such shared facilities and services which is allocated to the Building by Landlord. Management and Operating Expenses shall not include any costs associated with or included in the Condominium Assessment.

     S. Mortgages: All mortgages, deeds of trust and similar security instruments which may now or in the future encumber or otherwise affect the Premises (regardless of whether such instrument affects other real property), including mortgages related to both construction and permanent financing. "Mortgagees" shall denote those persons and entities holding such mortgages, deeds of trust and similar security instruments.

     T. Premises: Condominium Unit Nos. 200, 201, 202, 203, 204 and 205 located in the Condominium, consisting of 12,000 square feet of rentable area, as shown on the floor plan attached hereto as Exhibit A.

     U. Premises' Standard Electrical Capacity: The electrical capacity sufficient to support Tenant's balanced consumption of two and one half (2.5) watts per square foot of rentable area. Landlord hereby acknowledges that Tenant's electrical requirements as depicted on Exhibit A-2 do not exceed the Premises' Standard Electrical Capacity.

     V. Real Estate Taxes: All real estate taxes and assessments, general or special, ordinary or extraordinary, foreseen or unforeseen, that are assessed, levied or imposed upon the Premises (regardless of whether such tax or assessment affects other real property) under any current or future taxation or assessment system or modification of, supplement to, or substitute for such system, whether or not based on or measured by the receipts or revenues from the Premises, including, without limitation, all taxes and assessments for public improvements or any other purpose, any gross receipts or similar taxes, any sales taxes, use taxes, business

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taxes and license fees imposed upon the Landlord as owner of the Premises
(regardless of whether the same affects other real property) or upon the rents payable hereunder, and all reasonable expenses incurred by Landlord in obtaining or attempting to obtain a reduction of any taxes, rates or assessments described above, including but not limited to legal fees. Real Estate Taxes shall not include: (i) any taxes on Tenant's Personal Property or other tenants' personal property, which taxes are the sole obligation of each tenant, (ii) franchise, corporation, income or net profits tax, unless substituted for real estate taxes or imposed as additional charges in connection with the ownership of the Premises, which may be assessed against Landlord or the Premises or both, (iii) transfer taxes assessed against Landlord or the Premises, or both, and (iv) penalties or interest on any late payments of Landlord. If the Premises are not separately assessed from the rest of the Condominium, then the Real Estate Taxes shall mean and refer to
34.37734 percent of the Real Estate Taxes for Phase One of the Condominium (as described in the Condominium Instruments) for each Fiscal Year.

     W. Tax Expenses: The amount by which the Real Estate Taxes for each Fiscal Year exceed Eleven Thousand One Hundred Sixty Dollars ($11,160) per Fiscal Year.

     X.   Rent: All Base Rent and Additional Rent.

          (1) Base Rent: The amount payable by Tenant pursuant to Subsection 4A below.

          (2) Additional Rent: All sums of money payable by Tenant pursuant to this Lease other than Base Rent.

          (3) Monthly Rent: A monthly installment of Base Rent and Additional Rent, if any, which shall equal one-twelfth (1/12th) of Base
          Rent and Additional Rent then in effect.

     Y. Tenant's Personal Property: All equipment, improvements, furnishings and/or other property now or hereafter installed or placed in or on the Premises by and at the sole expense of Tenant or with Tenant's permission (other than any property of Landlord), with respect to which Tenant has not been granted any credit or allowance by Landlord, and which: (i) is removable without damage to the Premises or the Condominium, the Building, and (ii) is not a replacement of any property of Landlord, whether such replacement is made at Tenant's expense or otherwise. Notwithstanding any other provision of this Lease, Tenant's Personal Property shall not include any improvements or other property installed or placed in or on the Premises as part of Landlord's Work, whether or not any such property was purchased or installed at Tenant's expense.

     Z. Unavoidable Delay: Any delays due to strikes, labor disputes, shortages of material, labor or energy, acts of God,

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governmental restrictions, enemy action, civil commotion, fire, unavoidable casualty or any other causes beyond the control of Landlord.

     AA. Virginia Condominium Act: Chapter 4.2 of Title 55 of the Code of Virginia, as amended. Terms regarding the condominium form of ownership which are used herein but not defined shall have the meanings set forth in the Virginia Condominium Act.

     BB. Work Agreement: Exhibit C, which terms are hereby expressly incorporated into this Lease.

2.   TERM.

     A. Term of Lease: The term of this Lease ("Term") shall commence on a date ("Lease Commencement Date"), as defined below, and shall terminate on the date which is five (5) full years after the Lease Commencement Date, or such earlier date on which this Lease is terminated pursuant to the provisions hereof ("Lease Expiration Date"). The Lease Commencement Date shall be the earliest of (i) the date Tenant commences occupancy of any part of the Premises or (ii) that date which is five (5) days after Landlord notifies Tenant that Landlord's Work is "substantially complete," as defined in Section 6 of the Work Agreement, or (iii) one hundred twenty (120) days after receipt by Landlord of a Building permit from the local governing authority authorizing Landlord to commence Landlord's Work, the application of which shall be subject to receiving a special exception from the local governing authority for the use of the Premises for a college, but in no event more than one hundred eighty (180) days from receipt of a building permit as aforesaid, subject to Unavoidable Delays. In the event Landlord's Work is not completed within one hundred eighty (180) days as aforesaid and subject to the conditions stated hereinbefore for reasons not due to an Unavoidable Delay, Tenant may terminate this Lease by providing Landlord with written notice no later than the one hundred eighty-first (181st) day. Notwithstanding the foregoing, Landlord shall use best efforts to give Tenant thirty (30) days prior written notice of the date on which the Premises will be substantially complete. Landlord hereby leases and demises the Premises to Tenant and Tenant hereby leases the Premises from Landlord for the Term, subject to the terms and conditions of this Lease.

     B. Declarations: If requested by Landlord at any time during the Term, Tenant promptly will execute a declaration in the form attached hereto as Exhibit B.

3.   WORK AGREEMENT.

     Landlord agrees to improve the Premises in accordance with the Work Agreement, but shall have no other obligation to make any improvements or alterations to the Premises.

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4.   RENT

      From and after the Lease Commencement Date and throughout the entire Term of this Lease, Tenant shall pay to Landlord such Base Rent and Additional Rent as are set forth in this Section 4 and in Section 5 below.

     A. Base Rent: Base Rent shall equal One Hundred Ninety-Five Thousand Dollars ($195,000) per annum. Tenant shall pay Base Rent to Landlord in equal monthly installments of Sixteen Thousand Two Hundred Fifty Dollars ($16,250) ("Monthly Base Rent") in advance on the first day of each calendar month during the Term, without notice, except that the first monthly installment of Base Rent shall be paid upon execution of this Lease, and shall accrue interest to the benefit of Tenant at the standard money market rate then in effect until the expiration of the abatement period as defined in Section 1 of the Rider attached hereto and made a part hereof. If the Lease Commencement Date occurs on a date other than the first day of a calendar month, Tenant shall receive a credit equal to the Monthly Base Rent multiplied by the number of days in said calendar month prior to the Lease Commencement Date and divided by the number of days in such month, which credit shall be applied toward the installment of Monthly Base Rent next due hereunder.

     B. Payment: All Base Rent and Additional Rent due and payable to Landlord under this Lease shall be made payable to JBG Properties, Inc. and delivered in care of JBG Properties, Inc., at the address set forth in Section
31. Payments of Rent, if initially dishonored, shall not be considered rendered until ultimately honored as cash by Landlord's depository. Except as expressly set forth otherwise in this Lease, Tenant will pay all Rent to Landlord without demand, deduction, set-off or counterclaim.

     C. Late Fee: If Tenant fails to make any payment of Rent when due and such failure shall continue for five (5) days after written notice from Landlord, then Tenant also shall pay to Landlord a late fee equal to five percent (5%) of the amount that is past due for each month or part thereof until such Rent is fully paid. Said late fee shall be deemed reimbursement to Landlord for its costs of carrying and processing Tenant's delinquent account. Acceptance by Landlord of said late fee shall not waive or release any other rights or remedies to which Landlord may be entitled on account of such late payment.

     D. Arbitration: Any statement provided to Tenant by Landlord pursuant to Section 5 below shall be conclusive and binding upon Tenant unless, within thirty (30) days after receipt thereof, Tenant notifies Landlord of the respects in which the statement is claimed to be incorrect. Unless otherwise mutually agreed, any such dispute shall be determined by arbitration in the

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jurisdiction in which the Premises are located, in accordance with the then current commercial rules of the American Arbitration Association. The costs of the arbitration shall be paid as follows: (i) if the arbitration results in a determination that Landlord's statement contained a discrepancy of three percent (3%) or less in Landlord's favor, then Tenant shall bear all costs incurred in connection with such arbitration, including, without limitation, legal fees or (ii) if the arbitration results in a determination that Landlord's statement contained a discrepancy of greater than three percent (3%) in Landlord's favor, then Landlord shall bear all costs incurred in connection with such arbitration, including, without limitation, legal fees. Pending determination of any dispute, Tenant shall pay all amounts due pursuant to the disputed statement, but such payments shall be without prejudice to Tenant's position. Upon at least fifteen (15) days notice to Landlord, Tenant shall have reasonable access, during normal business hours and at Tenant's expense, to appropriate books and records of Landlord relating to the amount of expenses covered by the disputed statement, for the purpose of verifying the statement.

5.   ADDITIONAL RENT.

     A. Base Rent Increases: For the second Lease Year and for each Lease Year or portion thereof thereafter (each such Lease Year being referred to herein as the "Adjustment Year"), in addition to all other Rent set forth herein, Tenant shall pay an amount equal to the greater of (i) two percent (2%) of the Base Rent for the preceding Lease Year as escalated pursuant to this Section 5A, or (ii) thirty percent (30%) of the product obtained by multiplying Base Rent by a fraction whose numerator shall be the difference between the Consumer Price Index most recently published prior to the first day of the Adjustment Year and the Base Consumer Price Index, and whose denominator shall be the Base Consumer Price Index.

     B. Payment of Common Expenses and Tax Expenses: In addition to all other Rent set forth herein, for each Fiscal Year or portion thereof during the Term, Tenant shall pay to Landlord as Additional Rent an amount equal to the sum of the Common Expenses and Tax Expenses; provided, however, that for the Fiscal Years during which the Term begins and ends, the annual sum shall be prorated based upon the greater of: (i) the number of days during such Fiscal Year that this Lease is in effect, or (ii) the number of days during such Fiscal Year that Tenant actually occupies the Premises or any portion thereof.

     C.   Statements:

          (1) Beginning with the second Lease Year and for every Lease Year and portion thereof thereafter, Landlord shall deliver to Tenant a statement setting forth the Additional Rent described in Subsection A above. Said Additional Rent

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     shall be payable by Tenant in equal monthly installments in advance on the first day of each calendar month during the Term ("Monthly Additional Rent"). Tenant shall pay the Monthly Additional Rent specified in Landlord's most recent statement until the first payment of Monthly Base Rent due at least fifteen (15) days after Tenant receives the next such statement from Landlord, at which time Tenant shall commence making Monthly Additional Rent payments pursuant to Landlord's new statement. With the first payment of Monthly Base Rent which is due at least fifteen
     (15) days after Tenant's receipt of a statement from Landlord specifying Additional Rent payable during the Lease Year, Tenant shall pay the difference between the Monthly Additional Rent so specified for the preceding months of the Lease Year and the amount which Tenant has actually paid for said preceding months.

          (2) For each Fiscal Year or portion thereof during the Term, Landlord shall deliver to Tenant a statement estimating the Common Expenses and Tax Expenses for such Fiscal Year, which Tenant shall pay in equal monthly installments in advance on the first day of each calendar month during each Fiscal Year. Tenant shall continue to pay such estimated Common Expenses and Tax Expenses until Tenant receives the next such statement from Landlord, at which time Tenant shall commence making monthly payments pursuant to Landlord's new statement. With the first payment of such Additional Rent herein which is due at least fifteen (15) days after Tenant's receipt of a statement from Landlord specifying the Common Expenses and Tax Expenses payable during the Fiscal Year, Tenant shall pay the difference between its monthly share of such sums for the preceding months of the Fiscal Year and the monthly installments which Tenant has actually paid for said preceding months.

     D. Retroactive Adjustments: Within one hundred twenty (120) days after the end of each Fiscal Year, Landlord shall determine the actual Common Expenses and Tax Expenses for such Fiscal Year and shall provide to Tenant a statement of the Common Expenses and Tax Expenses for the Fiscal Year. Within thirty (30) days after delivery of any such statement, Tenant shall pay to Landlord any deficiency between the amount shown as actual Common Expenses and Tax Expenses for the Fiscal Year and the estimated payments made by Tenant. Tenant shall be credited with any excess estimated payments toward subsequent Rent payments by Tenant, except that if the Term has expired, then so long as Tenant is not in default hereunder, the excess estimated payments shall be refunded to Tenant within thirty (30) days after Landlord delivers such statement to Tenant. The provisions of this Subsection D shall survive termination and expiration of the Lease.

     E. Change In or Contest of Taxes: In the event of any change by any taxing body in the period or manner in which any of

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the Real Estate Taxes are levied, assessed or imposed, Landlord shall have the right, in its sole discretion, to make equitable adjustments with respect to computing increases in Tax Expenses. Any such Real Estate Taxes being contested by Landlord shall be included in computing the Tax Expenses under this Section, but if Tenant shall have paid Rent on account of the contested Real Estate Taxes and Landlord thereafter receives a refund of such Real
Estate Taxes, Tenant shall receive a credit toward subsequent Rent payments in an amount equal to Tenant's pro rata share of such refund.

6.   USE.

     A. Permitted Use: Tenant shall use and occupy the Premises solely for classroom instruction on a college level and for office and administrative activities directly related thereto and for no other purpose.

     B. Legal and Other Restrictions of Tenant's Use: In its use of the Premises and the Condominium, Tenant shall comply with all present and future laws, regulations (including but not limited to fire and zoning regulations) and ordinances of all public and quasi-public agencies having jurisdiction over the Condominium. Tenant shall not use any portion of the Condominium or use or occupy the Premises for any unlawful, disorderly or hazardous purposes or in a manner which will interfere with the rights of Landlord, other tenants or occupants or their invitees, or which will in any way injure or annoy any of them.

     C. Bookstore: Tenant may use a portion of the Premises as a bookstore provided said use does not conflict with any present or future laws, regulations or ordinances of all public and quasi-public agencies having jurisdiction over the Condominium. In the event the bookstore requires additional floor load, Landlord shall bear one-third (1/3) of the costs associated with creating and/or constructing the floor load necessitated by such use.

7.   CARE OF PREMISES.

Tenant shall at its expense keep the Premises (including all improvements, fixtures and other property located therein) in a neat and clean condition and in good order and repair, and will suffer no waste or injury thereto. Tenant shall surrender the Premises at the end of the Term in as good order and condition as they were in on the Lease Commencement Date, ordinary wear and tear excepted, as well as casualty which was not caused by the negligence of Tenant.

8.   ALTERATIONS BY TENANT.

     A. Making of Alterations; Landlord's Consent: Tenant shall not make or permit to be made any Alterations without the prior

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written consent of Landlord both as to whether the Alterations may be made and as to how and when they will be made. Landlord's consent to Tenant's Alterations shall not be unreasonably withheld; provided, however, that Landlord shall not be deemed unreasonable by refusing to consent to any Alterations which are visible from the exterior of the Building, which will or are likely to cause any weakening of any part of the structure of the Premises or the Building, which will or are likely to cause damage or disruption to the central Building systems, or which are prohibited by any underlying Ground Lease or Mortgage or by the Condominium Instruments. Any Alterations shall be made at Tenant's expense, by its contractors and subcontractors and in accordance with complete plans and specifications approved in advance in writing by Landlord, and only after Tenant: (i) has obtained all necessary permits from the appropriate governmental authorities and has furnished copies thereof to Landlord, (ii) has submitted to Landlord a copy of the document evidencing the Association's consent to the Alterations (if such consent is required under the Condominium Instruments), (iii) has submitted to Landlord an architect's certificate that the Alterations will conform to all applicable laws and regulations, and (iv) has complied with all other requirements reasonably imposed by Landlord, including without limitation any requirements due to the underwriting guidelines of Landlord's insurance carriers. Landlord's consent to any Alterations and approval of any plans and specifications constitutes approval of no more than the concept of these Alterations and does not constitute a representation or warranty with respect to the quality or functioning of such Alterations, plans and specifications. Tenant shall be and is solely responsible for the Alterations and for the proper integration thereof with the Building, the Building's systems and existing conditions. Landlord shall have the right, but not the obligation, to supervise the making of any Alterations. If any Alterations are made without the prior written consent of Landlord, or which do not conform to plans and specifications approved by Landlord or to other conditions imposed by Landlord pursuant to this Section or any other provision of this Lease, Landlord may, in its sole discretion, correct or remove such Alterations at Tenant's expense. Following completion of any Alterations, at Landlord's request, Tenant either shall deliver to Landlord a complete set of "as built" plans showing the Alterations or shall reimburse Landlord for any expense incurred by Landlord in causing the Building plans to be modified to reflect the Alterations. Except as set forth in Section 6.C., any structural Alterations required to be made to the Building shall be performed by Landlord at its expense.

     B. No Liens: Tenant shall take all necessary steps to ensure that no mechanic's or materialmen's liens are filed against the Premises or the Condominium as a result of any Alterations made by the Tenant. If any mechanic's or materialmen's lien is filed, Tenant shall discharge the lien within ten (10) days thereafter, at Tenant's expense, by paying off or bonding the lien.


April 15, 1991                         11

     C. Removal of Alterations: At the time that Tenant requests Landlord to approve any Alterations, Tenant may also request that Landlord notify Tenant as to whether Landlord will require Tenant to remove such Alterations, pursuant to Section 10A; otherwise, Landlord shall have no duty to so notify Tenant.

9.   EQUIPMENT.

     A. Permitted Equipment: Tenant shall not install or operate in the Premises any equipment or other machinery that, in the aggregate, will cause Tenant to use more than the Premises' Standard Electrical Capacity, without:
(i) obtaining the prior written consent of Landlord, who may condition its consent upon the payment by Tenant of Additional Rent for additional wiring or other expenses resulting therefrom, including, without limitation, any charges by the Association, (ii) obtaining prior written consent of the Association (if required under the Condominium Instruments) and submitting a copy of the document evidencing the Association's consent to Landlord, (iii) securing all necessary permits from governmental authorities and utility companies and furnishing copies thereof to Landlord, and (iv) complying with all other requirements reasonably imposed by Landlord. Prior to the Lease Commencement Date, Tenant shall provide Landlord with a list of all equipment that Tenant intends to install or operate in the Premises which operate on more than one hundred twenty (120) volts, and Tenant shall provide Landlord with an updated list of such equipment prior to the installation or use of any additional equipment which operates on more than one hundred twenty (120) volts. Tenant shall not install any equipment or machinery which may necessitate any changes, replacements or additions to or material changes in the use of water, heating, plumbing, air conditioning or electrical systems of the Building without obtaining the prior written consent of Landlord and (if required by the Condominium Instruments) the Association, either of whom may withhold their consent in their absolute discretion.

     B. Payment For Excess Utility Usage: If Tenant's equipment shall result in electrical demand in excess of the Premises' Standard Electrical Capacity, Landlord shall have the right, but not the obligation, to install or have installed additional transformers, distribution panels, wiring and other applicable equipment at the expense of Tenant. None of the equipment so installed shall be deemed to be Tenant's Personal Property. Tenant shall reimburse Landlord for the cost of the installation of such equipment within ten (10) days after receipt of any bill therefor from Landlord.

     C. Noise; Vibration; Floor Load: Business machines and equipment belonging to Tenant, which cause noise or vibration that may be transmitted to any part of the Building to such a degree as to be objectionable to Landlord or to any tenant or occupant of the Building, shall be installed and maintained by Tenant at Tenant's expense on devices that eliminate the noise and vibration. Tenant

April 15, 1991                        12
shall not place any load upon the floor of the Premises which exceeds the per square foot load the floor was designed to carry (i.e., sixty (60) pounds live and twenty (20) pounds dead per square foot).

10.  OWNERSHIP AND REMOVAL OF PROPERTY.

     A. Landlord's Property. Any Alterations and other improvements and any equipment, machinery, furnishings and other property, installed or located in the Premises or the Condominium by or on behalf of Landlord or Tenant, except for Tenant's Personal Property: (i) shall immediately become the property of Landlord, and (ii) shall be surrendered to Landlord with the Premises as a part thereof at the end of the Term; provided, however, that if Landlord requests Tenant to remove any Alterations (including, without limitation, any signage) installed by or on behalf of Tenant, Tenant shall cause the same to be removed at Tenant's expense on or before the Lease Expiration Date, or shall reimburse Landlord for the cost of such removal, as elected by Landlord (unless Landlord expressly waives in writing the right to require such removal at the time Landlord makes or gives its consent to the making of such Alterations, pursuant to Section 8C).

     B. Removal of Property At End of Term: Tenant shall remove all of Tenant's Personal Property from the Premises on or before the Lease Expiration Date. Any personal property belonging to Tenant or to any other person or entity which is left in the Premises after the date this Lease is terminated for any reason shall be deemed to have been abandoned. In such event, Landlord shall have the right to store such property at Tenant's sole cost and/or to dispose of it in whatever manner Landlord considers appropriate, without waiving its right to claim from Tenant all expenses and damages caused by Tenant's failure to remove such property, and Tenant and any other person or entity shall have no right to compensation from or any other claim against Landlord as a result.

11.  ACCESS TO PREMISES.

     A. Access by Landlord: Landlord may, upon 24 hours prior notice, which may be oral or written, enter the Premises at any reasonable time to examine them, to make alterations or repairs thereto or for any other purposes which Landlord considers necessary or advisable; provided, however, that in the case of any emergency, Landlord and its agents may enter the Premises at any time without notice and in any manner. Notwithstanding the foregoing, Landlord shall use its best efforts not to disrupt Tenant's classes when entering the Premises. Tenant shall allow the Premises to be exhibited by Landlord: (i) at any reasonable time to representatives of lending institutions or to prospective purchasers of the Premises, and (ii) at any reasonable time within six (6) months prior to the end of the Term to persons who may be

April 15, 1991                        13
interested in leasing the Premises. Landlord reserves the right and shall be permitted reasonable access to the Premises to install facilities within and through the Premises and to install and service any systems deemed advisable by Landlord to provide services or utilities to any tenant or occupant of the Building; provided however, that whenever possible, any equipment installed pursuant to this Section shall be done so that the same runs through the plenum or other concealed portions of the Premises. In the event Landlord exercises its rights under this Subsection, Landlord shall use all reasonable efforts to minimize disruption to Tenant.

     B. Access by Association and the Declarant: The Association and the Declarant shall have the right to enter the Premises for the purposes set forth in and in compliance with the Condominium Instruments.

12.  SERVICES AND UTILITIES.

     A. Services Obtained by Tenant: All gas, electric, heat, light, telephone services and other utilities and services supplied to the Premises which are not supplied by the Association shall be obtained by Tenant directly from the providers thereof and Tenant shall pay all deposits, charges, costs and expenses relating to the foregoing utility connections and services directly to the providers thereof. Tenant shall have complete control over the hours of operation and use of gas, electric, heat, light, telephone services and all other utilities supplied to the Premises which are not supplied by Landlord or the Association, and shall pay all costs associated therewith. Tenant hereby indemnifies and holds Landlord harmless from any damages, losses, costs, expenses, liabilities and claims that may be made by such companies or utilities which may arise from Tenant's use of such utilities and services or failure to pay any charges for such use.

     B. Failure to Provide Services: Landlord's failure to provide, to any extent, the foregoing services due to Unavoidable Delays shall not render Landlord liable for damages to either person or property, nor be construed as an eviction of Tenant, nor work as an abatement of any portion of Rent, nor relieve Tenant from fulfillment of any covenant or agreement hereof, provided that (i) Landlord shall use reasonable diligence to promptly cure any such failure, and (ii) where such failure to provide such services causes the Premises to be not reasonably usable for Tenant's business for more than ten
(10) days, then commencing on the date which is eleven (11) days after the commencement of such failure and continuing until the date on which the Premises are again reasonably usable for the operation of Tenant's business, Tenant shall be entitled to an abatement of Rent. In the event Landlord denies Tenant access to the Premises after such ten (10) day period, such abatement shall also apply to the period during which Tenant has been denied access by Landlord. In the event Landlord's

April 15, 1991                        14
failure to provide any of the foregoing services is not due to Unavoidable Delays, such failure shall not render Landlord liable for damages to either person or property, nor be construed as an eviction of Tenant, nor work as an abatement of any portion of Rent, nor relieve Tenant from fulfillment of any covenant or agreement hereof, provided that (a) Landlord uses reasonable diligence to promptly cure any such failure, and (b) where such failure to provide services causes the Premises to be not reasonably usable for Tenant's business for more than five (5) days, then commencing on the date which is six
(6) days after the commencement of such failure and continuing until the date on which the Premises are again reasonably usable for the operation of Tenant's business, Tenant shall be entitled to an abatement of Rent. In the event Landlord denies Tenant access to the Premises after such five (5) day period, such abatement shall also apply to the period during which Tenant has been denied access by Landlord.

     C. Conservation: Tenant hereby agrees to comply with all energy conservation procedures, controls and requirements instituted by Landlord pursuant to any government regulations. Institution by Landlord of such controls and requirements shall not entitle Tenant to terminate this Lease or to an abatement of any Rent payable hereunder.

13.  INFECTIOUS WASTE.

     Tenant shall indemnify and hold Landlord harmless from and against any costs, damages, losses, claims, injuries, liabilities or expenses, including attorneys' fees, to Landlord, Landlord's employees or agents, or to third parties, arising out of the handling, generation, packaging, labelling, storage, treatment, transportation or disposal of Infectious Waste (as hereinafter defined) by the Tenant, its employees, contractors or agents. Tenant further represents and warrants that Tenant and its employees, contractors and agents will conduct any and all activity involving the handling, generation, packaging, labelling, recordkeeping, storage, treatment, transportation or disposal of Infectious Waste in compliance with the Virginia Infectious Waste Management Regulations. As used herein, the term "Infectious Waste" shall have the meaning set forth in the Virginia Department of Waste Management Infectious Waste Management Regulations, VR 672-40-01, or in any subsequent amendments or revisions thereto.

14.  REPAIR OF DAMAGE CAUSED BY TENANT: INDEMNIFICATION.

     A. Repairs: Except as otherwise expressly provided in this Lease, all injury, breakage and damage to the Premises or Condominium caused by any act or omission of Tenant shall be repaired by and at the sole expense of Tenant, except Landlord shall have the right, at its option, to make such repairs or cause such repairs to

April 15, 1991                        15
be made and to charge Tenant for all costs and expenses incurred in connection therewith as Additional Rent payable within ten (10) days after the rendering of a bill therefor. Tenant shall notify Landlord promptly of any injury, breakage or damage to the Premises or Condominium caused by Tenant.

     B.   Indemnification: [INTENTIONALLY DELETED]

15.  LIMITATION ON LANDLORD LIABILITY.

     A.   Liability Standard. [INTENTIONALLY DELETED]

     B. Limitation on Total Liability. Notwithstanding any other provision of this Lease, it is expressly understood and agreed that the total liability of Landlord arising out of or in connection with this Lease, the relationship of Landlord and Tenant hereunder and/or Tenant's use of the Premises, shall be limited to the estate of Landlord in the Premises. No other property or assets of Landlord or any partner or owner of Landlord shall be subject to levy, execution or other enforcement proceedings or other judicial process for the satisfaction of any judgment or any other right or remedy of Tenant arising out of or in connection with this Lease, the relationship of Landlord and Tenant hereunder and/or Tenant's use of the Premises.



April 15, 1991                        16

16.  FIRE AND OTHER CASUALTY.

     If the Premises shall be damaged by fire or other casualty, this Lease shall not terminate and, upon adjustment of insurance claims, the Association shall repair the damage to the Premises that the Association is required to repair under the Condominium Instruments and the remainder of the damage not repaired by the Association shall, at Landlord's option, either: (i) be repaired by Tenant, at Tenant's sole cost and expense (regardless of the adequacy or inadequacy of insurance proceeds received by Tenant) or (ii) be repaired by Landlord, at Tenant's sole cost and expense (regardless of the adequacy or inadequacy of insurance proceeds received by Tenant), provided that Landlord shall have no obligation to commence any such repair until all funds estimated by Landlord to be necessary for such repair, including, without limitation, the proceeds of Tenant's insurance described in Section 17A(1) below, have been deposited with Landlord. Tenant shall have the sole obligation to repair damage to or replace Tenant's Personal Property. Except as otherwise provided herein, if any part of the Premises are rendered untenantable by reason of any such damage, Rent shall abate from the date of the damage to the date the damage is repaired (or, if Tenant is performing the repair work, to the date on which the Premises should have been repaired by Tenant using prompt and diligent efforts), as determined by Landlord, in the proportion that the area of the untenantable part bears from time to time to the total area of the Premises. No compensation or reduction of Rent shall be paid or allowed for inconvenience, annoyance or injury to Tenant or Tenant's business arising from any damage to or repair of the Premises or any portion of the Condominium.

     Notwithstanding the foregoing, if prior to or during the Term of this Lease, the Premises are so damaged that, in the opinion of an independent architect who is mutually acceptable to both Landlord and Tenant, the Premises cannot be fully repaired within one hundred fifty (150) days from the date the damage occurred, or the Building is so damaged that, in the opinion of such independent architect, substantial repair or reconstruction of the Building shall be required (whether or not the Premises are damaged or rendered untenantable), then, in any such events:

          (1) Landlord, at its option, may give to Tenant within sixty (60) days after such fire or other casualty, thirty (30) days' notice of termination of this Lease and, in the event such notice is given, this Lease shall terminate (whether or not the Term shall have commenced) upon the expiration of such thirty (30) days, with the same effect as if the date of expiration of such thirty (30) days were the date definitely fixed for expiration of the Term of the Lease, and the then applicable monthly Rent shall be apportioned as of such date; and


April 15, 1991                        17

          (2) Provided Landlord, under the terms of the construction and/or permanent financing documents applicable to the Building then in effect, is not deprived of the use of insurance proceeds as a result of granting a tenant the right to terminate its Lease in case of a fire or other casualty, Tenant shall have the right to terminate this Lease upon thirty
     (30) days' written notice to Landlord, said notice to be given within sixty (60) days after such fire or other casualty. In the event such notice is given, this Lease shall terminate (whether or not the Term shall have commenced) upon the expiration of such thirty (30) days with the same effect as if the date of expiration of such thirty (30) days were the date definitely fixed for expiration of the Term of the Lease, and the then applicable monthly Rent shall be apportioned as of such date, including any Rent abatement provided above. Tenant may cancel this Lease in the event the Premises are not substantially restored to the extent of Landlord's obligations hereunder within two hundred forty
     (240) days from the date the damage occurred. To exercise this right Tenant shall deliver written notice to Landlord delivered no later than five (5) business days after the expiration of that period.

     For the purposes of this Section of the Lease the term "untenantable" means not reasonably usable by Tenant for its business purposes.

17.  TENANT INSURANCE.

     A. Types of Insurance Required: Tenant, at Tenant's expenses, shall obtain and maintain in effect, at all times during the Term, insurance policies providing at least the following coverage:

          (1) A policy of fire and extended coverage insurance (i.e., an "all risk" policy) for not less than full replacement value, covering all Alterations made to the Premises by Tenant except those that are insured by the Association. All proceeds of such insurance shall be used to repair or replace the items so insured. Notwithstanding anything contained herein, Tenant shall not be required to insure the improvements associated with the initial buildout of the Premises which is defined as Landlord's Work in Exhibit C attached hereto and made a part hereof. Tenant hereby agrees that no lack or inadequacy of insurance by Tenant shall in any event make Landlord subject to any claim by virtue of any theft or loss or damage to any uninsured or inadequately insured property. The insurance policy referenced above and the certificate thereof shall name Tenant as named insured thereunder and shall name Landlord and all mortgagee's and Ground Lessors of Landlord as additional named insureds, of which Tenant has been notified, all as their respective interest may appear.

April 15, 1991                        18

          (2) A comprehensive general liability insurance policy, with broad form property damage endorsement, naming Landlord, the Mortgagees and Ground Lessors as additional insureds and protecting Landlord, Tenant, the Mortgagees and Ground Lessors against any liability for bodily injury, personal injury, death or property damage occurring upon, in or about the Premises or the Condominium or arising out of or relating to any of the risks against which Tenant is required to indemnify Landlord, with such policy to afford protection with a combined single limit of not less that One Million Dollars ($1,000,000.00). From time to time during the Term, Landlord may require Tenant to increase the limits of said insurance to the limits of liability insurance then customarily required of tenants of other first-class office buildings in the Loudoun County, Virginia area.

     B. Required Provisions of Policies: All insurance policies required to be maintained by Tenant under this Lease must: (i) be issued by insurance companies approved by Landlord which approval will not be unreasonably withheld; (ii) be in form and have content reasonably satisfactory to Landlord, which approval shall not be unreasonably withheld (iii) be written as primary policy coverage and not contributing to or in excess of any coverage which Landlord or the Mortgagees may carry; (iv) contain an express waiver of any right of subrogation by the insurance company against Landlord, the Mortgagees, the Ground Lessors, and their respective employees and agents;
(v) comply with all requirements of the Condominium Instruments; and (vi) provide that the policy may not be canceled or permitted to lapse unless Landlord shall have received at least fifteen (15) days prior written notice of cancellation or non-renewal. Tenant shall deliver to Landlord certified copies or duplicate originals of each such policy and any renewal policy, together with evidence of payment of all applicable premiums, at least ten
(10) days before the Lease Commencement Date and at least thirty (30) days before the renewal of any policies. Any insurance required of Tenant under this Section may be carried under a blanket policy, provided that said policy shall specifically set forth the amount of insurance allocated to this Lease.

     C. Effect of Tenant's Activities on Insurance: Tenant shall not conduct or permit to be conducted any activity, or place any equipment in or about the Premises or the Condominium which will increase the rate of, or make void or voidable, any fire or other insurance maintained or required to be maintained by Landlord, any Mortgagee, any Ground Lessor or the Association on the Premises, the Condominium or property kept thereon or therein, which will conflict with the provisions of any such insurance policy or which will make it impracticable for Landlord or the Association to obtain insurance covering any risks against which Landlord or the Association reasonably deems it advisable to obtain insurance. In the event any increases in the rates of such insurance are due to (i) the Tenant's presence in the Building, (ii) any activity

April 15, 1991                        19
conducted or property installed or placed by Tenant on or about the Premises or the Condominium or (iii) Alterations installed by Tenant or at Tenant's request (other than Building Standard Work, as defined in the Work Agreement), Tenant shall reimburse Landlord for the amount of such increases promptly upon demand therefor. Statements by the applicable insurance company or insurance rating bureau that such increases are due to any such activity, property or improvements shall be conclusive for the purposes of determining Tenant's liability hereunder.

     D. Waiver: Landlord and Tenant hereby each waive and release each other from any and all liabilities, claims and losses for which Landlord or Tenant is or may be held liable, to the extent either party: (i) receives insurance proceeds on account thereof, or (ii) is required to maintain insurance pursuant to this Section, whichever is greater.

     E. Landlord's Insurance: Landlord at Landlord's expense, shall obtain and maintain in effect, at all times during the Term, fire and extended coverage or all risk property insurance upon the Building and Landlord's Work in an amount equal to at least eighty percent (80%) of their insurable value, and, upon request, shall make copies of certificates thereof available for Tenant's inspection. Such property policy shall contain an express waiver of any right of subrogation by the insurance company against Tenant. Further, Landlord shall obtain and maintain in effect at all times during the Term, policies of fire, and boiler (if any exist in the Building) insurance, on forms prepared and issued by insurance companies approved by Mortgagee(s), and in form and amount satisfactory to such Mortgagee(s). Landlord shall also maintain in effect commercial general liability insurance with coverage of at least $1,000,000.00 combined single limit annual aggregate.

18.  CONDEMNATION.

     A. Right to Terminate: If a substantial part of the Premises or the Condominium is taken or condemned by any governmental authority for any purpose or is granted to any authority in lieu of condemnation (collectively, a "taking"), then either Landlord or Tenant shall have the right to terminate this Lease by written notice to the other, and upon the giving of such notice, the Term shall terminate as of the date title vests in the authority, and Rent shall be abated as of that date. For purposes of this Section, a substantial part of the Premises or the Condominium shall be thirty percent (30%) or more of the Premises or the Condominium.

     B. Adjustment of Rent: If a portion of the Premises is taken and neither Landlord nor Tenant elects to terminate this Lease pursuant to Subsection A above, then Rent shall be equitably


April 15, 1991                        20
adjusted as of the date title vests in the authority and this Lease shall otherwise continue in full force and effect.

     C. Division of Award: Tenant shall have no claim against Landlord arising out of or related to any taking, or for any portion of the amount that may be awarded as a result, and Tenant hereby assigns to Landlord all its rights, title and interest in and to any such award; provided, however, that Tenant may assert any claim it may have against the authority for compensation for Tenant's Personal Property and for any relocation expenses compensable by statute, as long as such awards shall be made in addition to and stated separately from the award made for the Premises and the Condominium.

19. DEFAULT.

     A. Default of Tenant: The following events shall be a default by Tenant ("Default") under this Lease:

          (1) Failure of Tenant to pay Rent as and when due, if the failure continues for five (5) days after notice from Landlord specifying the failure.

          (2) Failure of Tenant to comply with or perform any covenant or obligation of Tenant under this Lease, other than those concerning the payment of Rent, or under the Condominium Instruments, if the failure continues for thirty (30) days after notice from Landlord to Tenant specifying the failure; provided, however, that if such failure cannot, with due diligence and in good faith, be cured within such thirty (30) day period, Tenant shall have an additional period as may be reasonably required to cure such default with due diligence and in good faith, provided that Tenant commences such cure within the aforementioned thirty
     (30) day period.

          (3) If Tenant, shall file a voluntary petition in bankruptcy or insolvency, shall be adjudicated bankrupt or insolvent or shall file a petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal, state or other law, or shall make an assignment for the benefit of creditors, or shall seek or acquiesce in the appointment of any trustees receiver or liquidator of Tenant of all or any part of the property of Tenant.

          (4) If, within thirty (30) days after the commencement of any proceeding against Tenant or a Guarantor or Partner, whether by the filing of a petition or otherwise, seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future applicable federal, state or other law, such

April 15, 1991                        21
     proceeding shall not have been dismissed or if, within thirty (30) days after the appointment of any trustee, receiver or liquidator of Tenant or any Guarantor or Partner, or of all or any part of the property of Tenant or of any Guarantor or Partner, without the acquiescence of such individual or entity, such appointment shall not have been vacated or otherwise discharged, or if any execution or attachment shall have been issued against the property of Tenant or of any Guarantor or Partner, pursuant to which the Premises shall be taken or occupied or attempted to be taken or occupied.

          (5) If Tenant fails to take possession of the Premises ten (10) days after the Lease Commencement Date or vacates or abandons the Premises prior to the Lease Expiration Date. Notwithstanding the foregoing, provided that Tenant is not (i) delinquent in the payment of any Rent at the time of the vacation or abandonment, (ii) continues to pay Rent as and when it is due, and (iii) leaves the vacated or abandoned Premises in a manner and condition suitable to Landlord, then Tenant shall not be considered in Default under the Lease. In the event that Landlord wishes to take-back the Premises due to a vacation or abandonment of the Premises by Tenant, then Tenant shall enter into good faith negotiations with Landlord to terminate this Lease.

     B. Remedies Upon Default: Upon the occurrence of a Default, Landlord shall have the right, then or at any time thereafter:

          (1) Without demand or notice, to reenter and take possession of all or any part of the Premises, to expel Tenant and those claiming through Tenant and to remove any property therein, either by summary proceedings or by any other action at law, in equity or otherwise, with or without terminating this Lease, without being deemed guilty of trespass and without prejudice to any other remedies of Landlord for breach of this Lease, and/or

          (2) To give Tenant written notice of Landlord's intent to terminate this Lease, and on the date specified in Landlord's notice, Tenant's right to possession of the Premises shall cease and this Lease shall terminate.

     If Landlord elects to terminate this Lease, everything contained in this Lease on the part of Landlord to be done shall cease, without prejudice to Landlord's right to recover from Tenant all Rent, as set forth in Subsections C and D below. If Landlord elects to reenter pursuant to Subsection B(1) above, Landlord may terminate this Lease, or, from time to time without terminating this Lease, may relet all or any part of the Premises as the agent of Tenant, for such term, at such rental and in accordance with such other provisions as Landlord deems acceptable, with the right to make any alterations and repairs to the Premises that Landlord

April 15, 1991                        22
deems appropriate, at Tenant's expense. No such reentry or taking of possession of the Premises shall be construed as an election to terminate this Lease, unless notice of such intention is given pursuant to subsection B(2) above, or unless termination be decreed by a court of competent jurisdiction at the insistence of Landlord. Landlord shall in no event be under any obligation to relet any part of the Premises.

     C. Liability of Tenant: If Landlord terminates this Lease or reenters the Premises (with or without terminating this Lease), Tenant shall remain liable (in addition to all other liabilities of Tenant accrued at the time of the Default) for the sum of (i) any unpaid Rent accrued prior to the time of termination and/or reentry, as the case may be, plus interest thereon from the due date at the Default Rate, (ii) all Base Rent and Additional Rent provided for in this Lease from the time of termination and/or reentry, as the case may be, until the date this Lease would have expired had a Default not occurred, plus interest thereon from the due date at the Default Rate, (iii) any and all expenses (including but not limited to reasonable attorneys' and reasonable brokerage fees) incurred by Landlord in reentering and repossessing the Premises, in correcting any default, in painting, altering or repairing the Premises in order to place the Premises in the same condition it was in on the Lease Commencement Date (whether or not the Premises are relet), in protecting and preserving the Premises and in reletting or attempting to relet the Premises, and (iv) any other amounts necessary to compensate Landlord for any other injury or detriment caused by the Default, minus the net proceeds (after deducting any actual and commercially reasonable rental abatements, tenant improvement allowances and other concessions and inducements) actually received by Landlord, if any, from any reletting to the extent attributable to the period prior to the date this Lease would have expired had a Default not occurred. Landlord shall have the option to recover any damages sustained by Landlord either at the time of reletting, if any, or in separate actions from time to time as said damages shall have been made more easily ascertainable by successive relettings or, at Landlord's option, to defer any such recovery until the date this Lease would have expired in the absence of a Default, in which event Tenant hereby agrees that the cause of action shall be deemed to have accrued on the aforesaid date. The provisions of this Section shall be in addition to and shall not prevent the enforcement of any claim Landlord may have for anticipatory breach of this Lease. Landlord shall use reasonable efforts to relet the Premises in the event of a Default which results in the eviction or other vacation of the Premises by Tenant.

     D. Waiver: Tenant, on its own behalf and on behalf of all persons and entities claiming through Tenant, including but not limited to creditors of Tenant, hereby waives any and all rights and privileges which Tenant and such other persons and entities might otherwise have under any present or future law: (i) to redeem

April 15, 1991                        23
the Premises, (ii) to renter or repossess the Premises, or (iii) to restore the operation of this Lease, with respect to any dispossession of Tenant by judgment or warrant of any court, any reentry by Landlord or any expiration or termination of this Lease, whether by operation of law or pursuant to the provisions of this Lease.

     E. Right of Distress: Landlord shall, to the extent permitted by law, have a right of distress for Rent.

     F. Right of Landlord to Cure: If Tenant defaults in the making of any payment or in the doing of any act required to be made or done by Tenant under this Lease or under the Condominium Instruments, then Landlord may, at its option, make such payment or do such act, and the expenses thereof, with interest thereon at the Default Rate, from the date paid by Landlord, shall constitute Additional Rent hereunder due and payable by Tenant with the next payment of Monthly Base Rent.

     G. Attorneys' Fees: (i) Except as provided below, in the event of any Default hereunder, Tenant shall pay to Landlord all attorneys' fees incurred by Landlord in connection with such Default or the enforcement of Landlord's rights or remedies arising in connection therewith, whether or not this Lease is terminated and even if Landlord does not institute any lawsuit against Tenant as a result of such Default.

          (ii) To the extent permitted by law, in any action or proceeding brought by either party against the other under this Lease, the prevailing party shall be entitled to recover from the other party its actual professional fees such as appraisers', accountants' and attorneys' fees, investigation costs, and other legal expenses and court costs incurred by the prevailing party in such action or proceeding. A party shall be considered a prevailing party if under a settlement agreement such party receives payment from the other party, whether for all or any portion of its claims.

     H. Survival: Tenant's liability pursuant to this Section shall survive the termination of this Lease, the institution of summary proceedings and/or the issuance of a warrant thereunder.

     I. Landlord Default: In the event Landlord fails to perform any of its obligations hereunder, for any reason other than an Unavoidable Delay, Tenant shall notify Landlord of said failure or default and Landlord shall have fourteen (14) days thereafter in which to cure the same. In the event Landlord has not cured or commenced a cure of the failure or default within said fourteen (14) days, Tenant may correct the failure or default and Landlord shall reimburse Tenant for the reasonable cost thereof upon receipt of an invoice in form reasonably acceptable to Landlord.



April 15, 1991                        24

20.  NO WAIVER.

     No failure or delay by Landlord in enforcing its right to strict performance by Tenant of every provision of this Lease or in exercising any right or remedy hereunder, and no acceptance by Landlord of full or partial rent during the continuance of any Default, shall constitute a waiver of the provision or the Default, and no provision shall be waived or modified except by a written instrument executed by Landlord. No payment by Tenant or receipt by Landlord of a lesser amount than the full Rent shall be deemed to be other than a payment on account, notwithstanding any endorsement or statement on any check or letter accompanying any payment of any Rent. No waiver of any Default or settlement of any proceeding instituted on account of any claimed Default shall affect or alter this Lease or constitute a waiver of any of Landlord's rights hereunder. No failure or delay by Tenant in enforcing its right to strict performance by Landlord of every provision of this Lease or in exercising any right or remedy hereunder, shall constitute a waiver of the provision or the Default, and no provision shall be waived or modified except by a written instrument executed by Tenant. No waiver of any Default or settlement of any proceeding instituted on account of any claimed Default shall affect or alter this Lease or constitute a waiver of any of Tenant's rights hereunder.

21.  HOLDING OVER.

     If Tenant shall be in possession of the Premises after termination of this Lease (whether by normal expiration of the Term or otherwise), at Landlord's option: (i) Landlord may deem Tenant to be occupying the Premises as a tenant from month-to-month, at one and one-half (1-1/2) times the Monthly Rent in effect for the last full month of the Term, and subject to all of the other provisions of this Lease, as applicable to a month-to-month tenancy, or
(ii) Landlord may exercise any or all remedies for Default at law and in equity, including but not limited to an action against Tenant for wrongfully holding over.

22.  SUBORDINATION.

     A. Lease Subordinate: This Lease shall be subject and subordinate to the lien of any and all Mortgages and to any Ground Leases, and any and all renewals, extensions, modifications, recastings and refinancings thereof.
This clause shall be self-operative, without execution of any further instrument; but if requested by Landlord or any Mortgagee, Tenant shall promptly execute a certificate or other document evidencing and providing for such subordination. Landlord shall have the right to execute said document on behalf of Tenant if Tenant fails to do so within fifteen (15) days after receipt of the request. Tenant agrees that, if any Mortgage is foreclosed or Ground lease terminated, upon request by the purchaser at the foreclosure sale or Ground

April 15, 1991                        25

Lessor, as the case may be, Tenant shall attorn to and recognize the purchaser or Ground Lessor as the landlord under this Lease and shall make all payments required hereunder to such new landlord without any deduction or set-off of any kind whatsoever. Tenant waives the provisions of any law or regulation, now or hereafter in effect, which may give or purport to give Tenant any right to terminate or otherwise affect this Lease or the obligations of Tenant hereunder in the event that any such foreclosure, termination or other proceeding is filed, prosecuted or completed. Notwithstanding anything herein to the contrary, any Mortgagee may at any time subordinate the lien of its Mortgage to the operation and effect of this Lease without Tenant's consent, by giving Tenant written notice of such subordination, in which event this Lease shall be deemed to be senior to such Mortgage, and thereafter such Mortgagee shall have the same rights as it would have had if this Lease had been executed, delivered and recorded before said Mortgage. Landlord shall use reasonable efforts to obtain a Non-Disturbance and Subordination agreement from all existing and future Ground Lessors and Mortgagees. Attached hereto and made a part hereof as Exhibit D is a copy of Landlord's request for a Non-Disturbance and Subordination Agreement from Landlord's existing Mortgagee, Sovran Bank, N.A.

     B. Modifications to Lease: In the event any of Landlord's insurance carriers or any Mortgagee requests modifications to this Lease, Tenant shall execute a written amendment incorporating such requested modifications within thirty (30) days after the same has been submitted to Tenant by Landlord, provided that such modifications do not materially adversely affect Tenant's use of the Premises as herein permitted or increase the rentals and other sums payable by Tenant hereunder. In the event Tenant refuses or fails to execute such amendment within thirty (30) days, Landlord shall have the right, at its sole option, in addition to Landlord's other remedies for Default, to terminate and cancel this Lease by written notice to Tenant specifying the date on which this Lease will terminate. From and after said termination date, both Landlord and Tenant shall be relieved of any and all further obligations hereunder, except for liabilities arising prior to the date of termination.

23.  ASSIGNMENT AND SUBLETTING.

     A. No Transfer Without Consent: Tenant shall not, without the prior written consent of Landlord in each instance (which consent will not be unreasonably withheld in the case of a sublease so long as Tenant is not in default hereunder), (i) assign, mortgage or otherwise encumber this Lease or any of its rights hereunder; (ii) sublet the Premises or any part thereof or permit the occupancy or use of the Premises or any part thereof by any persons or entities other than Tenant; or (iii) permit the assignment of this Lease or any of Tenant's rights hereunder by operation of law. Any attempted assignment, mortgaging or

April 15, 1991                        26
encumbering of this Lease or any of Tenant's rights hereunder and any attempted subletting or grant of a right to use or occupy all or a portion of the Premises in violation of the foregoing sentence shall be void.

     B. Take-Back Rights: Tenant may not assign this Lease, nor sublet (or permit occupancy or use of) the Premises, or any part thereof, without giving Landlord ten (10) days prior written notice thereof. If Tenant has notified Landlord of its desire to sublet in excess of twenty-five percent (25%) of the Premises or to assign this Lease, then for ten (10) days following receipt of said notice, Landlord shall have the right, exercisable by sending notice to Tenant, to sublet from Tenant for the balance of the Term of this Lease (i) all of the Premises, in the event Tenant notified Landlord of its desire to assign this Lease, or (ii) so much of the Premises as Tenant intends to sublet, in the event Tenant notified Landlord of its desire to sublet in excess of twenty-five percent (25%) of the Premises or to permit another to use in excess of twenty-five percent (25%) of the Premises, at the same rental Tenant is obligated to pay to Landlord hereunder. In the event Landlord does not exercise the aforesaid right within ten (10) days, Tenant may attempt to assign this Lease or sublet or permit use of such space, as applicable; provided, however, that Tenant shall obtain the prior written consent of Landlord as set forth in Subsection A above. In the event that Tenant defaults hereunder, Tenant hereby assigns to Landlord the Rent due from any assignee or subtenant and hereby authorizes each such party to pay said Rent to Landlord.

     C. Transfer of Stock: If Tenant and/or any Guarantor is a corporation, then the sale, issuance or transfer of any voting capital stock of Tenant or any Guarantor, by the person, persons or entities owning a controlling interest therein as of the date of this Lease, which results in a change in the voting control of Tenant or the Guarantor, shall be deemed an assignment within the meaning of this Section. If Tenant and/or any Guarantor is a partnership, the sale or transfer of the partnership share, or any portion thereof, of any general partner shall be deemed an assignment of this Lease, provided, however, that the sale or transfer of any such partnership share shall not be deemed an assignment of this Lease so long as (i) Tenant has a controlling interest in the entity to which such partnership share was sold or transferred, or is otherwise liable under this Lease and (ii) the entity to which such partnership share was sold or transferred has net assets on the date of such sale or transfer equal to or greater than Tenant's net assets on the date this Lease is executed.

D.   Expenses and Profits; Effect of Consent:

     (1) In the event Landlord permits Tenant to assign or sublet all or a portion of the Premises to a third party, then if the rent rate agreed upon between Tenant and its proposed subtenant is

April 15, 1991                        27
greater than the rent rate that Tenant must pay Landlord hereunder for that portion of the Premises, or if any consideration shall be promised to or received by Tenant in connection with such proposed assignment or sublease (in addition to rent), then one-half (1/2) of such excess rent and other consideration shall be considered Additional Rent owed by Tenant to Landlord (less brokerage commissions, attorneys' fees and other disbursements reasonably incurred by Tenant for such assignment and subletting if acceptable evidence of such disbursement is delivered to Landlord), and shall be paid by Tenant to Landlord, in the case of excess rent, in the same manner that Tenant pays Monthly Base Rent and, in the case of any other consideration, within ten
(10) days after receipt thereof by Tenant.

     (2) Tenant shall be responsible for all costs and expenses, including attorneys' fees, incurred by Landlord in connection with any proposed or purported assignment or sublease.

     (3) The consent by Landlord to any assignment or subletting shall neither be construed as a waiver or release of Tenant from any covenant or obligation of Tenant under this Lease, nor as relieving Tenant from giving Landlord the aforesaid ten (10) days notice of, or from obtaining the consent of Landlord to, any further assignment or subletting. The collection or acceptance of Rent from any such assignee or subtenant shall not constitute a waiver or release of Tenant from any covenant or obligation of Tenant under this Lease, except as expressly agreed by Landlord in writing. In no event shall any assignment, subletting or transfer, whether or not with Landlord's consent, relieve Tenant of its primary liability under this Lease for the entire Term, and Tenant shall in no way be released from the full and complete performance of all the terms hereof.

     (4) Notwithstanding anything in Subsections A or B above to the contrary, Tenant shall have the right, upon ten (10) days prior written notice to Landlord: (a) to sublet all or part of the Premises to any related corporation or entity which controls Tenant, is controlled by Tenant or is under common control with Tenant; or (b) to assign this Lease to a successor corporation into which or with which Tenant is merged or consolidated or which acquired substantially all of Tenant's assets and property; provided, however, that (i) such assignee assumes all of the obligations and liabilities of Tenant, (ii) any such sublessee or assignee shall have assets, capitalization and net worth at least equal to the assets, capitalization and net worth of Tenant as of the date of this Lease or as of the date of the assignment or sublease, whichever is greater, as determined by generally accepted accounting principles, and (iii) Tenant shall provide in its notice to Landlord (a) the name, current address and business of the proposed assignee or sublessee, (b) the amount and location of the space within the Premises proposed to be so subleased, (c) the proposed effective date and duration of the assignment or

April 15, 1991                        28
subletting, and (d) the proposed rent or consideration to be paid to Tenant by such assignee or sublessee. Tenant also shall promptly supply Landlord with financial statements and other information as Landlord may request to evaluate the proposed assignment or sublease. For the purpose hereof, "control" shall mean ownership of not less than fifty percent (50%) of all the voting stock or legal and equitable interest in such corporation or entity.

24.  TRANSFER BY LANDLORD.

     Landlord (and any successor or affiliate of Landlord) may freely sell, assign or transfer all or any portion of its interest in this Lease or the Premises, and, in the event of any such sale, assignment or transfer, Landlord shall be relieved of any and all obligations under this Lease from and after the date of the sale, assignment or transfer, provided any Security Deposit held by Landlord hereunder is also transferred. From and after said date, Tenant shall be bound to such purchaser, assignee or other transferee, as the case may be, as though the latter had been the original Landlord hereunder, provided that the purchaser, assignee or transferee agrees to assume the obligations of Landlord hereunder.

25.  INABILITY TO PERFORM.

     This Lease and Tenant's obligation hereunder shall in no way be affected, impaired or excused, nor shall Tenant have any claim against Landlord for damages, because Landlord or the Association, due to Unavoidable Delays, is unable to fulfill any of its obligations under this Lease or under the Condominium Instruments, as applicable, including, but not limited to, any obligations to provide any services, repairs, replacements, alterations or decorations or to supply any improvements, equipment or fixtures.

     This Lease and Tenant's obligation hereunder shall in no way be affected, impaired or excused, nor shall Landlord have any claim against Tenant for damages, because Tenant due to Unavoidable Delays (except any and all monetary obligations under this Lease), is unable to fulfill any of its obligations under this Lease or under the Condominium Instruments, as applicable, including, but not limited to, any obligations to provide any repairs, replacements, alterations or decorations.

26.  ESTOPPEL CERTIFICATES.

     Tenant shall, without charge, within fifteen (15) days after receipt of any request therefor, execute and deliver to Landlord a certificate stating:
(i) whether this Lease is unmodified and in full force and effect (or if there have been modifications, that the Lease is in full force and effect and setting forth all such modifications); (ii) whether there then exist any defenses against

April 15, 1991                        29
the enforcement of any right of Landlord hereunder (and, if so, specifying the same in detail); (iii) the dates to which rent and any other charges hereunder have been paid by Tenant; (iv) that Tenant has no knowledge of any uncured defaults under this Lease (or, if Tenant has knowledge of any such defaults, specifying the same in detail); (v) that Tenant has no knowledge of any event that will or may result in the termination of this Lease (or if Tenant has such knowledge, specifying the same in detail); (vi) the address to which notices to Tenant are to be sent; and (vii) such other information as may be reasonably requested. It is understood that any such certificate may be relied upon by Landlord, the Association, any Mortgagee, prospective Mortgagee, Ground Lessor, prospective Ground Lessor, or purchaser or prospective purchaser of the Premises or any portion of the Condominium containing the Premises.

27.  COVENANT OF QUIET ENJOYMENT.

     Landlord covenants that it has the right to make this Lease and that, if Tenant shall pay all Rent and perform all of Tenant's other obligations under this Lease, Tenant shall have the right, during the Term and subject to the provisions of this Lease, to quietly occupy and enjoy the Premises without hinderance by Landlord or its successors and assigns.

28.  WAIVER OF JURY TRIAL.

     Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either of them against the other with respect to any matter arising out of or connected with this Lease.

29.  BROKERS.

     Landlord and Tenant each represents and warrants to the other that, except as hereinafter set forth, neither of them has employed any broker in procuring or carrying on any negotiations relating to this Lease. Landlord and Tenant shall indemnify and hold each other harmless from any loss, claim or damage relating to the breach of the foregoing representation and warranty. Landlord recognizes only Long and Foster as broker with respect to this Lease and agrees to be responsible only for the payment of any leasing commissions owed to said broker.

30.  CERTAIN RIGHTS RESERVED BY LANDLORD.

     Landlord shall have the following rights, exercisable without notice, without liability for damage or injury to property, person or business and without effecting an eviction, constructive or actual, or disturbance of Tenant's use or possession of the Premises or giving rise to any claim for set-off, abatement of Rent or otherwise:

April 15, 1991                        30

     A. To change the Condominium's name or street address; provided, however, that Landlord will endeavor to provide Tenant with prior written notice of any such changes. In the event Landlord, in its sole discretion, changes the name or street address of the Condominium then Landlord shall pay to Tenant the reasonable cost of new stationary and other marketing materials, including but not limited to brochures, etc., provided said stationary and/or marketing materials are comparable to the quality Tenant is then using; however, if any entity other than Landlord (i.e., state and local government) changes the name and street address of the Condominium, then Landlord shall bear no responsibility whatsoever to reimburse Tenant for any costs it may incur as a result thereof.

     B. To affix, maintain and remove any and all signs located in the Condominium; provided, however, that as long as Tenant is not in Default, Landlord shall not remove any signs previously approved by Landlord pursuant to the terms of this Lease.

     C. To designate and approve, prior to installation, all window shades, blinds, drapes, awnings, window ventilators, lighting and other similar equipment to be installed by Tenant that may be visible from the exterior of the Premises or the Building.

     D. To decorate and make repairs, alterations, additions and improvements, whether structural or otherwise, in, to and about the Condominium, and for such purposes to enter the Premises, and, during the continuance of any such work, to close temporarily doors, entry ways and other portions of the Condominium and to interrupt or temporarily suspend Condominium services and facilities, all without affecting Tenant's obligations hereunder, as long as the Premises remain tenantable.

     E. To grant to anyone the exclusive right to conduct any business or render any service in the Condominium, provided Tenant is not thereby excluded from uses expressly permitted herein.

     F. To alter, relocate, reconfigure and reduce the common elements of the Condominium, as long as the Premises remain reasonably accessible.

     G. To erect, use and maintain pipes and conduits in and through the Premises, so long as the total rentable area of the Premises is not affected thereby.

     H. To exercise its right to vote on matters before the Association and to exercise any other membership rights provided to a unit owner under the Condominium Instruments.


April 15, 1991                        31

31.  NOTICES.

     No notice, request, approval, waiver or other communication which may be or is required or permitted to be given under this Lease shall be effective unless the same is in writing and hand-delivered, sent by registered or certified mail, return receipt requested, first-class postage prepaid, or sent postage prepaid by a reputable air courier service that provides written notices of delivery, addressed as follows:


     If to Landlord:

               CROSS CREEK ASSOCIATES LIMITED PARTNERSHIP
               c/o JBG PROPERTIES, INC.
               1250 Connecticut Avenue, N.W.
               Suite 500
               Washington, D.C.  20036
               Attention: Director of Commercial Management

    With a copy to:

               David K. Weiss
               Weicon, Inc.
               973-C Russell Avenue
               Gaithersburg, Maryland 20879

    If to Tenant:

Prior to the Lease            After the Lease
  Commencement Date:           Commencement Date:

Strayer College, Inc.         Strayer College, Inc.
1025 15th St. N.W.            1025 15th St. N.W.
Washington, D.C. 20005        Washington, D.C. 20005
Attention: Ron K. Bailey      Attention: Ron K. Bailey
           President                     President

or at any other address of which either party shall notify the other in accordance with this Section. Such communications, if sent by air courier or registered or certified mail, shall be deemed to have been given two (2) days after the date of mailing. If any Mortgagee shall notify Tenant that it is the holder of a Mortgage affecting the Premises, no notice, request or demand thereafter sent by Tenant to Landlord shall be effective until a copy of same shall be sent to such Mortgagee in the manner prescribed in this Section at such address as such Mortgagee shall designate.


April 15, 1991                        32

32.  MISCELLANEOUS PROVISIONS.

     A. Benefit and Burden: The provisions of this Lease shall be binding upon, and shall inure to the benefit of, the parties hereto and each of their respective successors and permitted assigns.

     B. Governing Law: This Lease shall be construed and enforced in accordance with the laws of the jurisdiction in which the Condominium is located.

     C. No Partnership: Nothing contained in this Lease shall be deemed to create a partnership or joint venture between Landlord and Tenant, or to create any other relationship between the parties other than that of Landlord and Tenant.

     D. Delegation by Landlord: Wherever Landlord has the authority to take any action under this Lease, Landlord shall have the right to delegate such authority to others, and Landlord shall be responsible for the authorized actions of such agents, employees and others, to the same extent as if Landlord had taken such action itself.

     E. Tenant Responsibility for Agents: In any case where Tenant is responsible for performing or refraining from an act or for preventing an action or result from occurring, Tenant shall also be responsible for any actions taken or omitted by Tenant's agents, employees, business or other invitees, licensees, contractors, subtenants, family members, guests and any other individuals or entities present in the Condominium at Tenant's invitation or as a result of Tenant's occupancy of the Premises.

     F. Invalidity of Particular Provisions: If any provision of this Lease or the application thereof to any person, entity or circumstance shall, to any extent, be held invalid or unenforceable, the remaining provisions and the application of such invalid or unenforceable provisions to persons, entities and circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby. Each provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

     G. Counterparts: This Lease may be executed in several counterparts, all of which shall constitute one and the same document.

     H. Entire Agreement: This Lease, and any exhibits and addenda attached hereto, embody the entire agreement of the parties hereto, and no representations, inducements or agreements, oral or otherwise, between the parties not contained in this Lease or in the exhibits or addenda shall be of any force or effect. No rights, privileges, easements or licenses are granted to Tenant hereby, except as expressly set forth herein.

April 15, 1991                        33

     I. Amendments: This Lease may not be modified in whole or in part in any manner other than by an agreement in writing.

     J. Mortgagee's Performance: Tenant shall accept performance of any of Landlord's obligations hereunder by any Mortgagee.

     K. Limitation on Interest: In any case where this Lease provides for a rate of interest that is higher than the maximum rate permitted by law, the rate specified herein shall be deemed to equal, and the party designated as recipient of such interest shall be entitled to receive, the maximum rate of interest permitted by law.

     L. Remedies Cumulative: All rights and remedies of Landlord shall be cumulative and shall not be exclusive of any other rights or remedies of Landlord hereunder or now or hereafter existing at law or in equity.

     All rights and remedies of Tenant shall be cumulative and shall not be exclusive of any other rights or remedies of Tenant hereunder or now or hereafter existing at law or in equity.

     M. Additional Rent: All Additional Rent due and payable under this Lease shall be due within ten (10) days after demand by Landlord, except as otherwise expressly provided in this Lease.

     N. Survival of Obligation: Tenant's obligation to pay Rent due and owing upon the termination or expiration of this Lease shall survive termination or expiration of this Lease.

33.  LENDER APPROVAL.

     If the Mortgagee fails to give its consent to this Lease, Landlord shall have the right, at its sole option, to terminate and cancel this Lease. Such option shall be exercisable by Landlord by written notice to Tenant of such termination, whereupon this Lease shall be deemed canceled and terminated, and both Landlord and Tenant shall be relieved of any and all liabilities and obligations hereunder.

34.  SECURITY DEPOSIT.

     A. Amount and Uses: Landlord acknowledges receipt from Tenant of Sixteen Thousand Two Hundred Fifty Dollars ($16,250), to be held by Landlord as security for the payment of all Rent payable by Tenant and for the faithful performance by Tenant of all other obligations of Tenant under this Lease. Said Security Deposit shall be repaid to Tenant after the termination of this Lease (or any renewal thereof), provided Tenant shall have made all such payments and performed all such obligations hereunder. Landlord shall not be required to maintain the Security Deposit in a separate account. Landlord shall place the Security Deposit in an

April 15, 1991                        34
interest-bearing account and all interest earned thereon shall follow the Security Deposit. The Security Deposit shall not be mortgaged, assigned, transferred or encumbered by Tenant without the prior written consent of Landlord, and any such act shall be void. Landlord may, at Landlord's option, appropriate and apply the entire Security Deposit, or so much thereof as Landlord believes may be necessary, to compensate Landlord for the payment of any past-due Rent and for loss or damage sustained by Landlord due to any Default. In the event Landlord appropriates or applies the Security Deposit in such a manner, Tenant, within five (5) days after notice thereof, shall pay to Landlord an amount sufficient to restore the Security Deposit to the original sum deposited. Tenant's failure to restore any such deficiency shall constitute a Default hereunder. In the event of bankruptcy or other debtor-creditor proceedings by or against Tenant, the Security Deposit shall be applied first to the payment of Rent due Landlord for all periods prior to the filing of such proceedings.

     B. Transferability: In the event of a sale or transfer of Landlord's interest in the Premises or of the interest of any successor or assign of Landlord, Landlord (or such successor or assign) shall have the right to transfer the Security Deposit to any vendee or transferee and shall thereupon be released automatically from any liability therefor. Tenant shall look solely to the transferee for the return of the Security Deposit. No Mortgagee or purchaser of the Premises at any foreclosure proceeding shall (regardless of whether the Lease is at the time subordinated to the lien of said Mortgage) be liable to Tenant or any other person for any of such Security Deposit, or any other payment made by Tenant hereunder, unless Landlord has actually delivered said deposit or other such sum to such Mortgagee or purchaser. In the event of any rightful and permitted assignment of Tenant's interest in this Lease, the Security Deposit shall be deemed to be held by Landlord as a deposit made by the assignee, and Landlord shall have no liability to the assignor with respect to the return of the Security Deposit.

35.  COMPLIANCE WITH CONDOMINIUM INSTRUMENTS.

     Notwithstanding any provisions herein which expressly subject Tenant to particular provisions in the Condominium Instruments or which refer to particular provisions in such Condominium Instruments or particular rights of the Association, Tenant's right to use and occupy the Premises shall be subject and subordinate in all respects to each and every provision of the Condominium Instruments. Failure to comply with the provisions of the Condominium Instruments shall constitute a default under this Lease. This Lease grants Tenant a leasehold estate in the Premises for the Term specified together with a license granting Tenant, for such Term, Landlord's rights to use the common elements and common facilities of the Condominium, provided that Tenant and Tenant's family members, guests, contractors, subtenants, permittees, licensees,

April 15, 1991                        35
employees, business and other invitees and agents exercise such license in accordance with the provisions of the Condominium Instruments; provided, however, that Landlord retains all membership rights in the Association including, without limitation, the right to vote. Tenant shall indemnify and hold harmless Landlord from and against any damages, loss, costs, claims, liabilities and expenses, direct or indirect, incurred by Landlord as a result of the noncompliance by any of the aforesaid persons with the provisions of any of the Condominium Instruments or any other covenant of this Lease. References to the Association contained herein are not intended to expand any rights of the Association established pursuant to the Condominium Instruments. In the event of a conflict between the Lease and the Condominium Instruments, the Condominium Instruments shall control.

     36. TERMINATION OF CONDOMINIUM.

     In the event the Association terminates the Condominium, Landlord shall have the right to present and Tenant shall have the obligation to enter into a Lease for the Premises for the remainder of the Term, the provisions of which shall be identical to the provisions of this Lease, except that provisions in the new lease shall be modified solely to reflect that the Premises are not part of a Condominium. (For example, the new lease would be revised to reflect that Additional Rent would include the Tenant's share of certain operating costs rather than Common Expenses.)

     37.  HAZARDOUS MATERIALS.

     A. Except for those materials that are necessary in the normal course of Tenant's business activities on the Premises, Tenant, its agents, employees, contractors or invitees shall not cause or permit any Hazardous Materials, as hereinafter defined, to be brought upon, stored, used or disposed on, in or about the Premises.

     B. Any Hazardous Material permitted on the Premises, all containers therefor and all materials that have been contaminated with such Hazardous Materials shall be used, kept, stored and disposed of in a manner that complies with all applicable federal, state and local laws, ordinances, regulations and standards. Without limiting the generality of the foregoing, Tenant shall be solely responsible for the preparation and submittal of any reports, data and information required by any law, ordinance, regulation or standard in connection with the use, storage or disposal of Hazardous Material on the Premises.

     C. Tenant shall not cause or permit the release, discharge, spill or emission of any substance from, into or onto the Premises, whether or not such substance is defined as a Hazardous Material herein, if such substance:


April 15, 1991                        36

            (i) causes or is likely to cause the pollution or contamination of the Premises or of air, surface water, groundwater or soil;

           (ii) causes or is likely to cause the impairment or contamination of any sewer, sewage treatment system or components thereof;

          (iii) poses an actual or potential hazard to the health or safety of persons on the Premises or elsewhere; or

           (iv) impairs the condition, use or enjoyment of the Premises, the Building or any other real or personal property.

     D.   As used herein, the term "Hazardous Material" means:

            (i) any "hazardous substance" as the same is defined pursuant to 42 U.S.C. Section 9601(14) and subsequent amendments or enactments thereto;

           (ii) oil, petroleum products and their by-products, including, without limitation, waste petroleum and petroleum sludges; or

          (iii) any hazardous chemical for which the submittal of Material Safety Data Sheet or list is required pursuant to 42 U.S.C. Section 11021 and subsequent amendments or enactments thereto.

     E. Tenant hereby agrees that it shall be fully liable for all costs, expenses and damages related to or arising from the use, storage and disposal of any Hazardous Material brought on to the Premises by Tenant. Tenant shall give immediate notice to Landlord of any violation or potential violation of the provisions of this Section. Tenant shall defend, indemnify and hold harmless Landlord and its agents from and against any claims, demands, administrative orders, judicial orders, penalties, fines, liabilities, settlements, damages, costs or expenses (including, without limitation, attorney and consultant fees, court costs and litigation expenses) of whatever kind or nature, known or unknown, contingent or otherwise, arising out of or any way related to the use, storage, disposal, release, discharge, spill or emission of any Hazardous Material by Tenant, its agents, employees, contractors or invitees. The provisions of this Section shall be in addition to any other obligations and liabilities Tenant may have to Landlord at law or in equity and shall survive the transactions contemplated herein or any termination of this Lease.

     As of the date hereof, and to the best of Landlord's knowledge, no Hazardous Materials, as defined herein, exists in/on the Premises, the Condominium, or the Property, and Landlord shall use its reasonable efforts to keep the Premises, the Condominium and the Property free of Hazardous Materials during the Term.

April 15, 1991                        37

     38. RIDERS.

     The terms and provisions of Rider No. 1 attached hereto are hereby incorporated herein by reference.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.


WITNESS:                      LANDLORD:

                              CROSS CREEK ASSOCIATES LIMITED
                              PARTNERSHIP, a Virginia limited
                              partnership

/s/ PAULA J. WELLINGTON       By: /s/ [sig]
- --------------------------        -----------------------------
WITNESS:                            TENANT:

                              STRAYER COLLEGE, a Maryland
                                corporation



/s/ [sig]                     By: /s/ [sig]
- --------------------------        -----------------------------




April 15, 1991                        38